CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12945 and 333-47253) of RockShox, Inc. of our report dated April 27, 1999, except as to "Management's Plans" in Note 1 which is as of July 17, 2001 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 27, 1999 relating to the financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers  LLP


San  Jose,  California
July  19,  2001



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